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                                                                   EXHIBIT 99.1


                              GLACIER BANCORP, INC.
                                      PROXY
                       PLEASE SIGN AND RETURN IMMEDIATELY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints John S. MacMillan and Michael J. Blodnick and each of them (with full power to act alone), my Proxies, with full power of substitution as Proxy, and hereby authorize Messrs. MacMillan and Blodnick to represent and to vote, as designated below, all the shares of common stock of Glacier Bancorp, Inc., held of record by the undersigned on ______________, 1998, at the Annual Meeting of Shareholders to be held on
___________, 1998, or any adjournment of such Meeting.

1.        ELECTION OF DIRECTORS

          A. I vote FOR all nominees listed below (except as marked to the contrary below) [ ]

          I WITHHOLD AUTHORITY to vote for any individual nominee whose name I have struck a line through in the list below:

          Allen J. Fetscher   -   John S. MacMillan   -   F. Charles Mercord

          B.   I WITHHOLD AUTHORITY to vote for all nominees listed above. [ ]

2. APPROVAL OF REORGANIZATION. To consider and vote on a proposal to approve a merger of Glacier Bancorp, Inc. with and into a newly-created, wholly owned subsidiary.

                 FOR       [ ]       AGAINST      [ ]           ABSTAIN [ ]

3. WHATEVER OTHER BUSINESS may properly be brought before the Meeting or any adjournment thereof.

          THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" AND WILL BE VOTED "FOR" THE PROPOSALS LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST OR AN ABSTENTION IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

          Management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management.

          The Board of Directors recommends a vote "FOR" the listed proposals. __________________ , 1998



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                                        WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                        ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                        PLEASE GIVE FULL TITLE. IF MORE THAN ONE
                                        TRUSTEE, ALL SHOULD SIGN. ALL JOINT
                                        OWNERS MUST SIGN.